UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2023

CHARAH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 245-1353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Introductory Note

As previously disclosed, on April 16, 2023, Charah Solutions, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Acquisition Parent 0423 Inc., a Delaware corporation (“Parent”), and Acquisition Sub April 2023, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Acquisition Sub”), pursuant to which, and subject to the terms and conditions therein, Acquisition Sub merged with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”). In connection with the Merger, the Company filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement (as amended and/or supplemented from time to time, the “Proxy Statement”) with respect to the special meeting of the Company’s stockholders (“Special Meeting”) held on July 12, 2023. The shareholders approved the Merger Agreement at the Special Meeting.

Item 1.01.	Entry into a Material Definitive Agreement

Term Loan Amendment

On July 13, 2023, the Company entered into Amendment No. 3 to Term Loan Agreement (the “Term Loan Amendment”) by and among Gibbons Creek Environmental Redevelopment Group, LLC, a Texas limited liability company (the “Borrower”), the Company, Charah, LLC, a Kentucky limited liability company (“Charah, LLC”), certain subsidiaries of the Company, as guarantors, and Charah Preferred Stock Aggregator, LP, a Delaware limited partnership, as lender (the “Lender”), which amends that certain Term Loan Agreement, dated as of August 15, 2022, by and among the Borrower, the Company, Charah, LLC, certain subsidiaries of the Company party thereto and the Lender (the “Term Loan Agreement”). The Term Loan Amendment, among other things, (i) amends the mandatory prepayment provisions set forth in the Term Loan Agreement with respect to certain asset sale proceeds as further set forth therein, (ii) amends the Term Loan Agreement to provide that the consummation of the Merger will not result in a Change of Control (as defined in the Term Loan Agreement), (iii) amends the stated maturity date of the Term Loan Agreement to be December 31, 2025 and (iv) makes certain other amendments to the Term Loan Agreement as further set forth therein.

The foregoing description is qualified in its entirety by reference to (i) the other items of this Current Report on Form 8-K and (ii)  the Term Loan Amendment, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On July 13, 2023, pursuant to the terms and conditions of the Merger Agreement, the Merger was consummated.

Upon completion of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (each, a “Share”), was cancelled and each such Share (other than (i) Shares owned by Parent, Acquisition Sub or any of their respective wholly owned subsidiaries (other than the Company), (ii) Shares owned by the Company or the Company’s subsidiaries, or (iii) Shares owned by holders who have properly exercised appraisal rights under Section 262 of the Delaware General Corporation Law) converted into the right to receive $6.00 per Share in cash, without interest (the “Common Per Share Merger Consideration”).  In addition, at the Effective Time, each share of Series A Preferred Stock of the Company and Series B Preferred Stock of the Company that was issued and outstanding immediately prior to the Effective Time was purchased and redeemed by Parent pursuant to Section 8 of the Certificate of Designations of Series A Preferred Stock and Section 7 of the Certificate of Designations of Series B Preferred Stock, respectively, in exchange for the Series A Redemption Price (as such term is defined in the Merger Agreement) or the Series B Redemption Price (as such term is defined in the Merger Agreement), respectively.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (1) each outstanding restricted stock unit (“RSU”) granted pursuant to the Charah Solutions, Inc. 2018 Omnibus Incentive Plan (the “Equity Incentive Plan”) immediately and fully vested and was cancelled and converted into the right to receive an amount equal to the product of the Common Per Share Merger Consideration and the number of shares of Company common stock  underlying such RSU (including any shares of Company common stock in respect of dividend equivalent units credited thereon), such amount to be paid in cash, less any required withholding taxes and without interest, to the holder of such RSU no later than the first payroll date that occurs more than two business days following the Effective Time (subject to any delay in payment required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), and (2) each outstanding performance share unit (“PSU”) granted pursuant to the Equity Incentive Plan immediately vested at the target level of performance and was cancelled and converted into the right to receive an amount equal to the product of the Common Per Share Merger Consideration and the number of shares of Company common stock underlying such PSU (including any shares of Company common stock in respect of dividend equivalent units credited thereon), such amount to be paid in cash, less any required withholding taxes and without interest, to the holder of such PSU no later than the first payroll date that occurs more than two business days following the Effective Time (subject to any delay in payment required by Section 409A of the Code).

The foregoing description is qualified in its entirety by reference to (i) the other items of this Current Report on Form 8-K and (ii) the Merger Agreement, each of which is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders

As a result of the Merger, each issued and outstanding share of Company common stock was cancelled and each holder of Company common stock ceased to have any rights as a stockholder of the Company other than the right to receive the Common Per Share Merger Consideration as set forth in the Merger Agreement.

The information set forth in Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company became a wholly owned subsidiary of Parent and, accordingly, a change in control of the Company occurred. The information set forth in Item 2.01, Item 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of, and immediately following, the Effective Time, in accordance with the Merger Agreement, Robert Decensi, Jonathan Batarseh, Jack A. Blossman, Jr., Mignon Clyburn, Robert C. Flexon, Timothy J. Poché, Timothy Alan Simon, Mark Spender and L.W. Varner, Jr. ceased serving as directors of the Company and members of their respective committees, and Sara Graziano and Christopher Smith became directors of the Company, in each case until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the amended and restated certificate of incorporation and amended and restated bylaws of the Company.

Effective as of, and immediately following the Effective Time, in accordance with the Merger Agreement, the following persons no longer hold a position as an officer of the Company: Mr. Batarseh as President and Chief Executive Officer and Mr. Skidmore as Chief Financial Officer and Treasurer, while the following persons became officers of the Company: Ms. Graziano as President and Mr. Smith as Secretary and Treasurer.

Ms. Graziano, age 40, serves as Partner and as Chair of the Investment Committee at SER Capital Partners (“SER”). Ms. Graziano has 20 years of experience in the energy storage, power, renewable and environmental sectors. Ms. Graziano joined SER in December of 2019 and is responsible for investment origination, execution, and portfolio management. From October of 2016 through June of 2019, Ms. Graziano was a Senior Vice President of Corporate Development and Strategy at Vistra Energy Corp. (NYSE: VST), where she was responsible for strategy formation and strategic projects, mergers and acquisitions, project development and market analytics.

Mr. Smith, CFA, age 49, serves as Partner and Chief Financial Officer at SER. Mr. Smith has 20 years of experience investing in and financing sustainably focused businesses. Mr. Smith joined SER in 2020 and is responsible for investment origination, execution, and portfolio management and acts as Chief Financial Officer overseeing investor reporting. Prior to joining SER, from April of 2018 through January of 2020, Mr. Smith was Interim CFO, Treasurer and Senior Vice President of Sunnova Energy Corporation (NYSE: NOVA), an Energy Capital Partners portfolio company where he led the company through significant equity, tax equity, and debt financing issuances, as well as the company’s IPO in 2019. Prior to joining Sunnova Energy Corporation, from April of 2015 through April of 2018, Mr. Smith was Managing Director and Treasurer of Hannon Armstrong Sustainable Infrastructure (NYSE: HASI).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As a result of the Merger, a change of control of the Company occurred, and the Company is now a wholly owned subsidiary of Acquisition Parent 0423 Inc., which is controlled by SER. On July 13, 2023, Acquisition Sub April 2023 Inc. amended and restated its certificate of incorporation to change its name to “Charah Solutions, Inc.” pursuant to the Merger Agreement whereby the Company continues as the surviving corporation in the Merger. Effective that same date, the Company amended and restated its bylaws to reflect the name change.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the amended and restated certificate of incorporation and amended and restated bylaws, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference, became the amended and restated certificate of incorporation and amended and restated bylaws of the Company.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

1.1
Amendment No. 3 to Term Loan Agreement, dated as of July 13, 2023, by and among Gibbons Creek Environmental Redevelopment Group, LLC, Charah Solutions, Inc., Charah, LLC, certain subsidiaries of Charah Solutions, Inc., as guarantors, and Charah Preferred Stock Aggregator, LP, as lender

2.1
Agreement and Plan of Merger, dated as of April 16, 2023 by and among Charah Solutions, Inc., Acquisition Parent 0423 Inc., and Acquisition Sub April 2023, Inc. (incorporated by reference to Exhibit 2.1 of Charah Solutions, Inc.’s Current Report on Form 8-K dated April 16, 2023)

3.1	Amended and Restated Certificate of Incorporation of Charah Solutions, Inc.

3.2	Amended and Restated Bylaws of Charah Solutions, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date: July 19, 2023	By:	/s/ Sara Graziano
	Name:	Sara Graziano
	Title:	President